Exhibit 35.3


[LOGO] CHEVY CHASE(R) BANK                                6151 Chevy Chase Drive
                                                          Laurel, Maryland 20707




                              ANNUAL CERTIFICATION

Re: The Assignment and Recognition Agreement dated as of June 29, 2007, the Agreement among Sutton Funding LLC as purchaser and Chevy Chase Bank as seller.

      I, Vicki L. Parry, the Loan Servicing Manager of Chevy Chase Bank, F.S.B. (the "Company"), certify to the Purchaser, Sutton Funding LLC, the Depositor, Barclays Bank PLC and the Master Servicer, Securities Administrator Trustee, and their officers, with the knowledge and intent that they will rely upon this certification, that:

            The company has reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the "Compliance Statement"), the report on assessment of the Company's compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the "Servicing Criteria"), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the "Exchange Act") and Item 1122 of Regulation AB (the "Servicing Assessment"), the registered public accounting firm's attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the "Attestation Report"), and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans by the Company during 2007 that were delivered by the Company to the Depositor Sutton Funding LLC, Barclays Bank PLC Master Servicer, Securities Administrator Trustee, pursuant to the Agreement (collectively, the "Company Servicing Information");

            Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

            Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the Depositor, Barclays Bank PLC, Master Servicer, Securities Administrator Trustee;

            I am responsible for reviewing the activities performed by the Company as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report,

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      the Company has fulfilled its obligations under the Agreement in all material respects; and

The Compliance Statement required to be delivered by the Company pursuant to this Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Company and by any Subservicer and Subcontractor pursuant to the Agreement, have been provided to the Depositor, Sutton Funding LLC, Master Servicer, Any material instances of noncompliance described in such reports have been disclosed to the Depositor, Sutton Funding LLC, Master Servicer, Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.



Date: 2/25/2008
      -------------------
By: /s/ Vicki L. Parry
    -----------------------
Name: Vicki L. Parry
Title: Group Vice President